PRESS RELEASE OF PAYCHEX, INC. DATED MARCH 29, 2023

Paychex, Inc. Reports Third Quarter Results:

Strong Revenue and Earnings Growth

Rochester, N.Y. - (March 29, 2023) - Paychex, Inc. (the “Company,” “Paychex,” “we,” “our,” or “us”) today announced the following results for the quarter ended February 28, 2023 (the “third quarter”), as compared to the corresponding prior year period:

	For the three months ended			For the nine months ended
	February 28,			February 28,
In millions, except per share amounts	2023	2022	Change(2)	2023	2022	Change(2)
Total service revenue	$1,345.7	$1,261.6	7%	$3,702.6	$3,424.4	8%
Total revenue	$1,381.0	$1,276.0	8%	$3,777.5	$3,467.4	9%
Operating income	$611.9	$562.8	9%	$1,579.8	$1,446.0	9%
Diluted earnings per share	$1.29	$1.19	8%	$3.33	$3.02	10%
Adjusted diluted earnings per share(1)	$1.29	$1.15	12%	$3.31	$2.95	12%

(1) Adjusted diluted earnings per share is not a United States (“U.S.”) generally accepted accounting principle (“GAAP”) measure. Please refer to the “Non-GAAP Financial Measures” section on page 3 of this press release for a discussion of non-GAAP measures.

(2) Percentage changes are calculated based on unrounded numbers.

John Gibson, President and Chief Executive Officer, commented, “The third fiscal quarter reflected continued growth with 8% in total revenue and double digit adjusted diluted earnings per share. Solid execution throughout our calendar year-end and selling season resulted in growth in new sales and strong retention."

Mr. Gibson continued, "Small businesses have demonstrated remarkable resiliency, as they continue to contend with a constantly changing labor market, inflation, and increasing regulations and interest rates going into calendar year 2023. More than ever, businesses are seeking the assistance and support of stable trusted partners to help them navigate these issues. Paychex is well positioned with our unique blend of leading-edge technology solutions, human resources and compliance expertise and our long standing track record of being there for our customers when they need us the most.”

Recently the U.S. banking market has experienced increased volatility as a result of two highly publicized bank closings. We have no cash, restricted cash, or investments deposited with Silicon Valley Bank or Signature Bank and have met all client fund obligations related to employee payment services and remittances to applicable tax or regulatory agencies. We continue to monitor this situation and believe that our existing client funds held, cash, cash equivalents, and investment balances will be sufficient to meet all client fund obligations.

Third Quarter Business Highlights

Service revenue was $1.3 billion in the third quarter, an increase of 7% over the prior year period. Highlights compared to the corresponding prior year period are as follows:

Management Solutions revenue was $1.0 billion, an increase of 7%, a result of the following factors:

•
Increase in the number of clients and clients' employees served for human capital management (“HCM”) and worksite employees for HR Solutions;
•
Higher revenue per client resulting from pricing and higher product attachment, including increased demand for HR Solutions, retirement, and time and attendance solutions; and
•
Continued growth in HCM ancillary services.

Professional Employer Organization (“PEO”) and Insurance Solutions revenue was $321.2 million, an increase of 6%, led by:

•
Growth in the number of average worksite employees and increases in average wages per worksite employee; and
•
Higher state unemployment insurance revenues.

Total expenses increased 8% to $769.1 million, driven by:

•
Higher compensation related costs driven by increases in headcount and average wage rates;
•
General cost increases to support business growth;
•
Increased marketing support during the selling season; and
•
Additional spend for other strategic initiatives.

Operating income grew 9% to $611.9 million compared to the prior year period. Operating margin (operating income as a percentage of total revenue) of 44.3% was consistent with the prior year period.

Our effective income tax rate was 24.3% compared to 22.3% for the prior year period. Both periods included the recognition of excess tax benefits related to employee stock-based compensation payments. The effective tax rate for the prior year period was also impacted by the recording of a tax benefit related to research and development expenses incurred in the production of customer-facing software.

Diluted earnings per share increased 8% to $1.29 per share and adjusted diluted earnings per share(1) increased 12% to $1.29 per share for the third quarter compared to the prior year period.

(1) Adjusted diluted earnings per share is not a U.S. GAAP measure. Please refer to the “Non-GAAP Financial Measures” section on page 3 of this press release for a discussion of non-GAAP measures.

Fiscal Year-To-Date Business Highlights

Highlights for the nine months ended February 28, 2023 (the “nine months”) as compared to the corresponding prior year period are as follows:

•
Service revenue increased 8% to $3.7 billion.
•
Total revenue increased 9% to $3.8 billion.
•
Operating income increased 9% to $1.6 billion.
•
Diluted earnings per share increased 10% to $3.33 per share. Adjusted diluted earnings per share(1) increased 12% to $3.31 per share.

(1) Adjusted diluted earnings per share is not a U.S. GAAP measure. Please refer to the “Non-GAAP Financial Measures” section on page 3 of this press release for a discussion of non-GAAP measures.

Financial Position and Liquidity

Our financial position and cash flow generation remained strong. As of February 28, 2023, we had:

•
Cash, restricted cash, and total corporate investments of $1.6 billion.
•
Short-term and long-term borrowings, net of debt issuance costs, of $808.3 million.
•
Cash flow from operations was $1.3 billion for the nine months.

Return to Stockholders in the Nine Months

•
Paid cumulative dividends of $2.37 per share totaling $854.1 million.

Non-GAAP Financial Measures

	For the three months ended			For the nine months ended
	February 28,			February 28,
$ in millions	2023	2022	Change	2023	2022	Change
Net income	$467.4	$430.7	9%	$1,206.9	$1,096.4	10%
Non-GAAP adjustments:
Excess tax benefits related to employee stock-based compensation payments(1)	(0.7)	(5.2)		(8.9)	(17.9)
Tax benefit derived from research and development costs (3)	—	(6.1)		—	(6.1)
Total non-GAAP adjustments	(0.7)	(11.3)		(8.9)	(24.0)
Adjusted net income	$466.7	$419.4	11%	$1,198.0	$1,072.4	12%

Diluted earnings per share(2)	$1.29	$1.19	8%	$3.33	$3.02	10%
Non-GAAP adjustments:
Excess tax benefits related to employee stock-based compensation payments(1)	—	(0.01)		(0.02)	(0.05)
Tax benefit derived from research and development costs (3)	—	(0.02)		—	(0.02)
Total non-GAAP adjustments	—	(0.03)		(0.02)	(0.07)
Adjusted diluted earnings per share	$1.29	$1.15	12%	$3.31	$2.95	12%

Net income	$467.4	$430.7	9%	$1,206.9	$1,096.4	10%
Non-GAAP adjustments:
Interest (income)/expense, net	(5.8)	8.5		(3.0)	26.4
Income taxes	150.0	123.6		377.7	339.4
Depreciation and amortization expense	44.2	48.4		132.5	142.7
Total non-GAAP adjustments	188.4	180.5		507.2	508.5
EBITDA	$655.8	611.2	7%	$1,714.1	$1,604.9	7%

(1) Excess tax benefits related to employee stock-based compensation payments recognized in income taxes. This item is subject to volatility and will vary based on employee decisions on exercising employee stock options and fluctuations in our stock price, neither of which is within the control of management.

(2) The calculation of the impact of non-GAAP adjustments on diluted earnings per share is performed on each line independently. The table may not add down by +/- $0.01 due to rounding.

(3) Non-recurring tax benefit derived from prior years' research and development costs incurred in the production of customer-facing software.

In addition to reporting net income and diluted earnings per share, which are U.S. GAAP measures, we present adjusted net income, adjusted diluted earnings per share, and earnings before interest, taxes, depreciation, and amortization (“EBITDA”), which are non-GAAP measures. We believe these additional measures are indicators of our core business operations’ performance period over period. Adjusted net income, adjusted diluted earnings per share, and EBITDA are not calculated through the application of U.S. GAAP and are not required forms of disclosure by the Securities and Exchange Commission (“SEC”). As such, they should not be considered a substitute for the U.S. GAAP measures of net income and diluted earnings per share, and, therefore, they should not be used in isolation but in conjunction with the U.S. GAAP measures. The use of any non-GAAP measure may produce results that vary from the

U.S. GAAP measure and may not be comparable to a similarly defined non-GAAP measure used by other companies.

Business Outlook

Our outlook for the fiscal year ending May 31, 2023 (“fiscal 2023”) incorporates current assumptions and market conditions. Changes in the macroeconomic environment could alter our guidance. With consideration of these impacts, we have updated our guidance as follows:

•
Management Solutions revenue is now anticipated to grow by approximately 8%;
•
Interest on funds held for clients is now expected to be in the range of $100 million to $105 million;
•
Other income is now anticipated to be in the range of $10 million to $15 million;
•
Adjusted diluted earnings per share(1) is now anticipated to grow in the range of 13% to 14%.
•
Other aspects of our guidance for fiscal 2023 remain unchanged from what we provided previously.

(1) Adjusted diluted earnings per share is not a U.S. GAAP measure. Please refer to the “Non-GAAP Financial Measures” section on page 3 of this press release for a discussion of non-GAAP measures.

Environmental, Social, and Governance (“ESG”)

As part of what it means to be Paychex, we are focusing our ESG efforts on actions we can take to create positive impact. To learn more about our latest initiatives, please see our https://www.paychex.com/corporate/corporate-responsibility. The information available on our website is not a part of, and is not incorporated into, this press release.

Quarterly Report on Form 10-Q (“Form 10-Q”)

We anticipate filing our Form 10-Q for the third quarter within the next day, and it will be available at https://investor.paychex.com. This press release should be read in conjunction with the Form 10-Q and the related Notes to Consolidated Financial Statements and Management's Discussion and Analysis of Financial Condition and Results of Operations contained in that Form 10-Q.

Webcast Details

Interested parties may access the webcast of our Earnings Release Conference Call, scheduled for March 29, 2023, at 9:30 a.m. Eastern Time, at https://investor.paychex.com. The webcast will be archived for approximately 90 days. Our news releases, current financial information, SEC filings, and investor presentations are also accessible at https://investor.paychex.com.

For more information, contact:

Investor Relations:	Efrain Rivera, CFO, or Terri Allen	585‑383‑3406
Media Inquiries:	Chris Muller, Director, Corporate Communications	585‑338-4346

About Paychex

Paychex, Inc. (Nasdaq:PAYX) is a leading provider of integrated human capital management solutions for human resources, payroll, benefits, and insurance services for small to medium sized businesses. By combining innovative software-as-a-service technology and mobility platform with dedicated, personal service, Paychex empowers business owners to focus on the growth and management of their business. Backed by 50 years of industry expertise, Paychex serves more than 730,000 payroll clients as of May 31, 2022 in the U.S. and Europe, and pays one out of every 12 American private sector employees. Learn more about Paychex by visiting www.paychex.com and stay connected on Twitter (www.twitter.com/paychex) and LinkedIn (www.linkedin.com/company/paychex).

Cautionary Note Regarding Forward-Looking Statements

Certain written and oral statements made by us may constitute “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by such words and phrases as “expect,” “outlook,” “guidance,” “will,” “project,” “projections,” “strategy,” “anticipate,” “believe,” “could,” “may,” “potential,” and other similar words or phrases. Examples of forward-looking statements include, among others, statements we make regarding operating performance, events, or developments that we expect or anticipate will occur in the future, including statements relating to our outlook, revenue growth, earnings, earnings-per-share growth, or similar projections.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations, and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy, and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict, many of which are outside our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not place undue reliance upon any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following:

•
our ability to keep pace with changes in technology or provide timely enhancements to our solutions and support;
•
software defects, undetected errors, and development delays for our solutions;
•
the possibility of cyberattacks, security vulnerabilities or Internet disruptions, including data security and privacy leaks and data loss and business interruptions;
•
the possibility of failure of our business continuity plan during a catastrophic event;
•
the failure of third-party service providers to perform their functions;
•
the possibility that we may be exposed to additional risks related to our co-employment relationship with our PEO business;
•
changes in health insurance and workers’ compensation insurance rates and underlying claim trends;
•
risks related to acquisitions and the integration of the businesses we acquire;
•
our clients’ failure to reimburse us for payments made by us on their behalf;
•
the effect of changes in government regulations mandating the amount of tax withheld or the timing of remittances;
•
our failure to comply with covenants in our debt agreements;
•
changes in governmental regulations and policies;
•
our ability to comply with U.S. and foreign laws and regulations;
•
our compliance with data privacy laws and regulations;
•
our failure to protect our intellectual property rights;

•
potential outcomes related to pending or future litigation matters;
•
the impact of macroeconomic factors on the U.S. and global economy, and in particular on our small- and medium-sized business clients;
•
volatility in the political and economic environment, including rising inflation;
•
changes in the availability and retention of qualified people; and
•
the possible effects of negative publicity on our reputation and the value of our brand.

Any of these factors, as well as such other factors as discussed in our SEC filings, could cause our actual results to differ materially from our anticipated results. The information provided in this document is based upon the facts and circumstances known as of the date of this press release, and any forward-looking statements made by us in this document speak only as of the date on which they are made. Except as required by law, we undertake no obligation to update these forward-looking statements after the date of issuance of this press release to reflect events or circumstances after such date, or to reflect the occurrence of unanticipated events.

PAYCHEX, INC.

CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

(In millions, except per share amounts)

	For the three months ended			For the nine months ended
	February 28,			February 28,
	2023	2022	Change(2)	2023	2022	Change(2)
Revenue:
Management Solutions	$1,024.5	$959.9	7%	$2,825.3	$2,597.4	9%
PEO and Insurance Solutions	321.2	301.7	6%	877.3	827.0	6%
Total service revenue	1,345.7	1,261.6	7%	3,702.6	3,424.4	8%
Interest on funds held for clients(1)	35.3	14.4	144%	74.9	43.0	74%
Total revenue	1,381.0	1,276.0	8%	3,777.5	3,467.4	9%
Expenses:
Cost of service revenue	372.9	352.2	6%	1,083.2	996.3	9%
Selling, general and administrative expenses	396.2	361.0	10%	1,114.5	1,025.1	9%
Total expenses	769.1	713.2	8%	2,197.7	2,021.4	9%
Operating income	611.9	562.8	9%	1,579.8	1,446.0	9%
Other income/(expense), net(1)	5.5	(8.5)	n/m	4.8	(10.2)	n/m
Income before income taxes	617.4	554.3	11%	1,584.6	1,435.8	10%
Income taxes	150.0	123.6	21%	377.7	339.4	11%
Net income	$467.4	$430.7	9%	$1,206.9	$1,096.4	10%

Basic earnings per share	$1.30	$1.19	9%	$3.35	$3.04	10%
Diluted earnings per share	$1.29	$1.19	8%	$3.33	$3.02	10%
Weighted-average common shares outstanding	360.5	360.9		360.3	360.6
Weighted-average common shares outstanding, assuming dilution	362.3	363.4		362.3	363.1

(1) Further information on interest on funds held for clients and other expense, net, and the short- and long-term effects of changing interest rates can be found in our filings with the SEC, including our Quarterly Reports on Form 10-Q and our Annual Report on Form 10-K, as applicable, under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and subheadings “Results of Operations” and “Market Risk Factors.” These filings are accessible at www.paychex.com.

(2) Percentage changes are calculated based on unrounded numbers.

n/m - not meaningful

n/m – not meaningful

PAYCHEX, INC.

CONSOLIDATED BALANCE SHEETS (Unaudited)

(In millions, except per share amounts)

	February 28,	May 31,
	2023	2022
ASSETS
Cash and cash equivalents	$1,316.9	$370.0
Restricted cash	56.6	50.3
Corporate investments	240.1	853.9
Interest receivable	27.4	22.3
Accounts receivable, net of allowance for credit losses	799.4	723.8
PEO unbilled receivables, net of advance collections	588.2	572.1
Prepaid income taxes	37.1	34.0
Prepaid expenses and other current assets	292.1	272.3
Current assets before funds held for clients	3,357.8	2,898.7
Funds held for clients	4,237.4	3,682.9
Total current assets	7,595.2	6,581.6
Long-term restricted cash	—	25.5
Long-term corporate investments	3.8	5.0
Property and equipment, net of accumulated depreciation	385.0	401.3
Operating lease right-of-use assets, net of accumulated amortization	67.6	78.7
Intangible assets, net of accumulated amortization	196.2	224.6
Goodwill	1,833.6	1,831.5
Long-term deferred costs	456.9	433.3
Other long-term assets	65.3	53.7
Total assets	$10,603.6	$9,635.2

LIABILITIES
Accounts payable	$122.5	$105.7
Accrued corporate compensation and related items	177.0	225.4
Accrued worksite employee compensation and related items	765.9	683.4
Short-term borrowings	10.2	8.7
Deferred revenue	43.8	38.4
Other current liabilities	370.9	388.4
Current liabilities before client fund obligations	1,490.3	1,450.0
Client fund obligations	4,467.8	3,819.2
Total current liabilities	5,958.1	5,269.2
Accrued income taxes	70.2	58.1
Deferred income taxes	116.5	165.5
Long-term borrowings, net of debt issuance costs	798.1	797.7
Operating lease liabilities	62.9	74.8
Other long-term liabilities	196.7	184.7
Total liabilities	7,202.5	6,550.0

STOCKHOLDERS’ EQUITY
Common stock, $0.01 par value; Authorized: 600.0 shares; Issued and outstanding: 360.5 shares as of February 28, 2023 and 359.9 shares as of May 31, 2022	3.6	3.6
Additional paid-in capital	1,608.0	1,545.9
Retained earnings	1,993.7	1,669.6
Accumulated other comprehensive loss	(204.2)	(133.9)
Total stockholders’ equity	3,401.1	3,085.2
Total liabilities and stockholders’ equity	$10,603.6	$9,635.2

PAYCHEX, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

(In millions)

	For the nine months ended
	February 28,
	2023	2022
OPERATING ACTIVITIES
Net income	$1,206.9	$1,096.4
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	132.5	142.7
Amortization of premiums and discounts on available-for-sale ("AFS") securities, net	15.9	22.3
Amortization of deferred contract costs	163.0	150.2
Stock-based compensation costs	46.0	39.2
(Benefit from)/provision for deferred income taxes	(25.6)	3.3
Provision for credit losses	13.1	1.2
Net realized gains on sales of AFS securities	(0.1)	(0.1)
Changes in operating assets and liabilities:
Interest receivable	(5.1)	4.0
Accounts receivable and PEO unbilled receivables, net	(104.7)	(156.1)
Prepaid expenses and other current assets	(12.1)	(26.6)
Accounts payable and other current liabilities	43.1	53.4
Deferred costs	(195.6)	(190.1)
Net change in other long-term assets and liabilities	17.3	25.4
Net change in operating lease right-of-use assets and liabilities	(4.5)	3.1
Net cash provided by operating activities	1,290.1	1,168.3
INVESTING ACTIVITIES
Purchases of AFS securities	(12,592.4)	(7,450.1)
Proceeds from sales and maturities of AFS securities	13,051.0	6,416.5
Purchases of property and equipment	(97.0)	(99.3)
Proceeds from sales of property and equipment	16.7	—
Acquisition of businesses, net of cash acquired	(4.3)	(24.9)
Purchases of other assets, net	(11.6)	(10.3)
Net cash provided by/(used in) investing activities	362.4	(1,168.1)
FINANCING ACTIVITIES
Net change in client fund obligations	648.6	664.1
Net change in short-term borrowings	2.0	1.3
Dividends paid	(854.1)	(714.9)
Contingent consideration paid for acquisitions	(2.8)	—
Activity related to equity-based plans	(12.2)	16.1
Net cash used in financing activities	(218.5)	(33.4)
Net change in cash, restricted cash, and equivalents	1,434.0	(33.2)
Cash, restricted cash, and equivalents, beginning of period	928.4	1,823.1
Cash, restricted cash, and equivalents, end of period	$2,362.4	$1,789.9

Reconciliation of cash, restricted cash, and equivalents
Cash and cash equivalents	$1,316.9	$267.5
Restricted cash	56.6	81.3
Restricted cash and restricted cash equivalents included in funds held for clients	988.9	1,441.1
Total cash, restricted cash, and equivalents	$2,362.4	$1,789.9